Exhibi 99.(p)(4)

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AllianceBernstein L.P CODE OF BUSINESS CONDUCT AND ETHICS 1. 2. 3. 4. 5. 6. 7. Introduction ....................................................................................................................1 The AB Fiduciary Culture ............................................................................................... 2 Compliance with Laws, Rules and Regulations ............................................................ 2 Conflicts of Interest / Unlawful Actions ....................................................................... 3 Insider Trading............................................................................................................... 4 Personal Trading: Summary of Restrictions ................................................................ 5 Outside Directorships and Other Outside Activities and Interests .............................. 6 (a) Board Member or Trustee ......................................................................................... 6 (b) Other Affiliations ...................................................................................................... 7 (c) Outside Financial or Business Interests ................................................................... 8 8. 9. Gifts, Entertainment and Inducements ........................................................................ 8 Compliance with Anti-Corruption Laws ........................................................................ 9 10. Political Contributions/Activities............................................................................... 10 (a) By or on behalf of AB ........................................................................................... 10 (b) By Employees / Directors ..................................................................................... 10 11. “Ethical Wall” Policy .................................................................................................... 11 12. Use of Client Relationships .......................................................................................... 11 13. Corporate Opportunities and Resources ......................................................................12 14. Antitrust and Fair Dealing ............................................................................................12 15. Recordkeeping and Retention......................................................................................13 16. Improper Influence on Conduct of Audits ...................................................................13 17. Accuracy of Disclosure ..................................................................................................13 18. Confidentiality ............................................................................................................. 14 19. Protection and Proper Use of AB Assets ......................................................................15 20. Policy on Intellectual Property ....................................................................................15 (a) Overview .............................................................................................................. 15 (b) Employee Responsibilities ................................................................................... 15 (c) Company Policies and Practices ........................................................................... 16 21. Exceptions from the Code ............................................................................................16

22. Regulatory Inquiries, Investigations and Litigation ...................................................17 (a) Requests for Information ..................................................................................... 17 (b) Types of Inquiries................................................................................................. 17 (c) Responding to Information Requests................................................................... 17 (d) Use of Outside Counsel ........................................................................................ 17 (e) Regulatory Investigation ...................................................................................... 18 (f) Litigation ............................................................................................................. 18 23. Compliance and Reporting of Misconduct / “Whistleblower” Protection ................ 18 24. Company Ombudsman..................................................................................................19 25. Sanctions ......................................................................................................................19 26. Annual Certifications ...................................................................................................19

1. Introduction

This Code of Business Conduct and Ethics (the "Code") summarizes the values, principles and business practices that guide our business conduct. The Code establishes a set of basic principles to guide all AB employees (including AB directors and consultants where applicable) regarding the minimum requirements which we are expected to meet. The Code applies to all of our offices worldwide. It is not, however, intended to provide an exhaustive list of all the detailed internal policies and procedures, regulations and legal requirements that may apply to you as an AB employee and/or a representative of one of our regulated subsidiaries. The Compliance Manual, available on the Legal and Compliance Department intranet site, contains the Firm's policies covering various legal and regulatory requirements. All AB employees are required to be read the Compliance Manual, understand its content as it relates to their job function and duty to clients, and to abide by the policies contained therein.

All individuals subject to the provisions of this Code must conduct themselves in a manner consistent with the requirements and procedures set forth herein. Adherence to the Code is a fundamental condition of service with us, any of our subsidiaries or joint venture entities, or our general partner (the "AB Group").

AllianceBernstein L.P. ("AB," "we" or "us") is a registered investment adviser and acts as investment manager or adviser to registered investment companies, institutional investment clients, employee benefit trusts, high net worth individuals and other types of investment advisory clients. In this capacity, we serve as fiduciaries. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity.

Personnel acting in a fiduciary capacity must carry out their duties for the **exclusive benefit** of our clients. Consistent with this fiduciary duty, the interests of clients take priority over the personal investment objectives and other personal interests of AB personnel. Accordingly:

- Employees must work to mitigate or eliminate any conflict, or appearance of conflict, between the self-interest of any individual covered under the Code and his or her responsibility to our clients, or to AB and its unitholders.

- Employees must never improperly use their position with AB for personal gain to themselves, their family or any other person.

The Code is intended to comply with Rule 17j-1 under the (U.S.) Investment Company Act of 1940 (the "1940 Act") which applies to us because we serve as an investment adviser to registered investment companies. Rule 17j-1 specifically requires us to adopt a code of ethics that contains provisions reasonably necessary to prevent our "access persons" (as defined herein) from engaging in fraudulent conduct, including insider trading. In addition, the Code is intended to comply with the provisions of the (U.S.) Investment Advisers Act of 1940 (the "Advisers Act"), including Rule 204A-1, which requires registered investment advisers to adopt and enforce codes of ethics applicable to their supervised persons. Finally, the Code is intended to comply with Section 303A.10 of the New York Stock Exchange ("NYSE") Listed Company Manual, which applies to us because the units of AllianceBernstein Holding L.P. ("AllianceBernstein Holding") are traded on the NYSE.

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(b) Initial Holdings Reports by Employees ............................................................. A-18 (c) Quarterly Reports by Employees ...................................................................... A-19 (d) Annual Holdings Reports by Employees ........................................................... A-19 (e) Report /Certification of Adequacy to the Board of Directors of Fund Clients ....A-20 (f) Report Representations ...................................................................................A-20 (g) Maintenance of Reports ...................................................................................A-20 8. Reporting Requirements for Directors who are not Employees ............................. A-21 (a) Outside Directors / Affiliated Outside Directors ............................................... A-21 CODE CERTIFICATION FORM Annual Certification Form .................................................................................... Last Page

1. Introduction x x

2. The AB Fiduciary Culture 3. Compliance with Laws, Rules and Regulations

4. Conflicts of Interest / Unlawful Actions x x

x x x x x x x 5. Insider Trading

6. Personal Trading: Summary of Restrictions x x x x x x x x x x x

x 7. Outside Directorships and Other Outside Activities and Interests

x x x x

8. Gifts, Entertainment and Inducements

9. Compliance with Anti-Corruption Laws

10. Political Contributions/Activities

11. “Ethical Wall” Policy 12. Use of Client Relationships

13. Corporate Opportunities and Resources x x x 14. Antitrust and Fair Dealing

15. Recordkeeping and Retention 16. Improper Influence on Conduct of Audits x x x x x x x 17. Accuracy of Disclosure

18. Confidentiality x x x x x x x

19. Protection and Proper Use of AB Assets 20. Policy on Intellectual Property x x

x x x 21. Exceptions from the Code

22. Regulatory Inquiries, Investigations and Litigation

23. Compliance and Reporting of Misconduct / “Whistleblower” Protection

24. Company Ombudsman x x x x 25. Sanctions 26.Annual Certifications

1. Overview

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2. Requirements and Restrictions – All Employees

x x x x x x x x x x

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x x x

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3. Additional Restrictions – Portfolio Managers

4. Additional Restrictions – Research Analysts

5. Additional Restrictions – Buy-Side Equity Traders

6. Additional Restrictions – Alternate Investment Strategies Groups 7. Reporting Requirements

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8. Reporting Requirements for Directors who are not Employees

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